Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Neurocrine Biosciences, Inc.:

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-175889
Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-190178
Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-197916
Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-205933
Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-212871
Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-223020
Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-226971
Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-234501

pertaining to the Neurocrine Biosciences, Inc. 2011 Equity Incentive Plan and the Neurocrine Biosciences, Inc. 2020 Equity Incentive Plan of our reports dated February 6, 2020, with respect to the consolidated financial statements of Neurocrine Biosciences, Inc. and the effectiveness of internal control over financial reporting of Neurocrine Biosciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
August 3, 2020